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                                         NA932280131 - MORTGAGE ASSIGNMENT

                                             GD&C DRAFT DATED 12/17/93



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                            ASSIGNMENT OF AGREEMENTS



                               ________________







                   RESORTS INTERNATIONAL HOTEL FINANCING, INC.,

                            a Delaware corporation,

                                 as Assignor,



                                       TO





                      STATE STREET BANK AND TRUST COMPANY OF

                        CONNECTICUT, NATIONAL ASSOCIATION

                          a national banking association,

                                   as Assignee







                        Dated as of _________________, 1994



==============================================================================



                       Prepared by:__________________________

                                  D. Eric Remensperger, Esq.







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                            ASSIGNMENT OF AGREEMENTS



          THIS ASSIGNMENT made as of the ___ day of ___________, 1994, by

RESORTS INTERNATIONAL HOTEL FINANCING, INC., a Delaware

corporation ("ASSIGNOR"), having an address at c/o Resorts

International, Inc., 1133 Boardwalk, Atlantic City, New Jersey

08401, to STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,

NATIONAL ASSOCIATION, a national banking association,

having an address at 750 Main Street, Suite 1114, Hartford, Connecticut

06103, in its capacity as Trustee ("Assignee"), under that certain Indenture dated as of even date herewith (the "INDENTURE") among Assignor, Assignee and

Resorts International Hotel, Inc., a New Jersey corporation ("MORTGAGOR").




                                  WITNESSETH:



          WHEREAS, in partial repayment of certain inter-company debt owed by

Mortgagor to Resorts International, Inc., a Delaware corporation ("RII"),

Mortgagor has issued to RII a secured promissory note on the date hereof in the principal amount of $125,000,000 (as the same may be amended or restated from time to time, the "RIH PROMISSORY NOTE"),

which note is secured by a Mortgage Securing RIH Promissory Note of even date

(the "MORTGAGE"), which Mortgage encumbers certain real property owned or leased by Mortgagor as more specifically described on SCHEDULE 1 hereto together with all buildings and improvements erected thereon (collectively,

the "PROPERTY"); and





          WHEREAS, RII has transferred the RIH Promissory Note and the

Mortgage to Assignor in exchange for 11% Mortgage Notes due 2003 (the "NOTES")

in an aggregate principal amount of $125,000,000, which Notes were issued pursuant to the Indenture; and





          WHEREAS, as further security for the obligations of Mortgagor under the RIH Promissory Note, Mortgagor has executed and delivered (i) an Assignment of Operating Assets and (ii) an Assignment of Leases and Rents, each in favor of Assignor (as assignee of RII) and each dated as of the date hereof

(said Assignments and the Mortgage collectively referred to herein as the

"RIH PROMISSORY NOTE MORTGAGE DOCUMENTS"), pursuant to which Mortgagor granted







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a security interest in specified personal property, assigned certain other rights and assigned all right, title and interest of Mortgagor in leases and rents to Assignor, all as security for the performance and observance of obligations of Mortgagor under the RIH Promissory Note;

and



          WHEREAS, the rights and obligations of the Assignee hereunder are subject to the terms set forth in that certain Intercreditor

Agreement dated as of the date hereof among Assignor, Assignee,

Mortgagor, Fidelity Management and Trust Company, as trustee, and

U.S. Trust Company of California, N.A., as trustee (and

such other parties that may from time to time become a party thereto); and



          WHEREAS, in order to secure payment of the Notes and all other payments due to the holder(s) from time to time of the Notes

(collectively, the "HOLDERS") or the Trustee under the Indenture,

Assignor has agreed to execute this Assignment and to be bound by its terms;



                       NOW, THEREFORE, THIS ASSIGNMENT

                             FURTHER WITNESSETH:



          That Assignor in consideration of the purchase of the Notes by the

Holders, Ten Dollars ($10.00) lawful money of the United States of

America duly paid to Assignor by Assignee at or before the

execution and delivery of these presents and for other good and valuable consideration, the receipt of which are hereby

acknowledged, does hereby sell, assign and transfer unto

Assignee and unto its successors and to its assigns forever, for its benefit and for the benefit of the Holders, and does hereby grant to Assignee a security interest in and to all of Assignor's estate, right, title and interest in, to and under any and all of the following described property, rights and interests

(collectively, the "ASSIGNED PROPERTIES"):



                            GRANTING CLAUSE FIRST



          All right, title and interest of Assignor in and to the RIH

Promissory Note, including all renewals, extensions, modifications and replacements of the same, and without limiting the generality of the foregoing, the present, continuing and future right to make claim for, collect or cause to be collected, receive or cause to be received directly from Mortgagor thereunder, all payments of principal, interest and other sums of money payable thereunder.





                            GRANTING CLAUSE SECOND



          All right, title and interest of Assignor in and to the RIH

Promissory Note Mortgage Documents, including all extensions,

renewals, modifications, supplements and replacements of the same.




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          TO HAVE AND TO HOLD all said properties, rights and interests unto

Assignee and its successors and assigns forever.



          THIS ASSIGNMENT FURTHER WITNESSETH, that Assignor hereby agrees and covenants with Assignee as follows:



                                  ARTICLE ONE



                        PARTICULAR COVENANTS OF ASSIGNOR



          Section 1.01.  PERFORMANCE OF COVENANTS.  Assignor represents,

warrants and covenants that it is duly authorized to enter into this Assignment, and to grant and convey a lien on and security interest in the Assigned Properties to Assignee in the manner and to the extent herein set forth and that all action on its part required for the execution and delivery of this Assignment has been duly and effectively taken.



          Section 1.02.  FURTHER ACTION REQUIRED.



          (a) Assignor covenants that it will, from time to time, execute and deliver such further instruments and take such further actions as may be required to carry out the purposes of this Assignment.



          (b) Assignor hereby appoints Assignee as its lawful attorney-in-fact

(such power being coupled with an interest) in the name of Assignor or Assignee or both to execute any instruments or to take any actions to enforce all rights, powers and remedies of Assignor under or pursuant to the Assigned Properties.



          (c) Nothing contained herein shall limit the rights of Assignee contained in the Mortgage or the Indenture.



          (d) Until this Assignment is discharged in accordance with Section

5.01 hereof, no amendment, waiver, modification, discharge, release,

enforcement or satisfaction by Assignor of any of the rights or remedies under the Assigned Properties shall be effective without the prior consent and approval of Assignee, and Assignor shall have no power or authority to take any such action without such consent and approval.



                                  ARTICLE TWO



                            OBLIGATIONS TO ASSIGNEE



          Section 2.01.  CONTINUING OBLIGATIONS.



          (a) Assignee shall have no obligation, duty or liability with respect to the Assigned Properties or any of



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them (other than those specifically assumed in its capacity as Trustee pursuant to the Indenture).



          (b) Assignor shall at all times remain liable to observe and perform all of its covenants and obligations, if any, under the Assigned

Properties, and does hereby agree to indemnify and hold harmless

Assignee, its successors and assigns, from any liability, loss,

damage or expense it or they may incur under the Assigned

Properties or by reason of this Assignment.



                                 ARTICLE THREE



                                    PAYMENTS



         Section 3.01.  PAYMENTS.  All Revenues (as hereinafter defined) due and to become due under or pursuant to the Assigned Properties shall be paid by Mortgagor directly to Assignee at the address set forth in Section 6.02 hereof.  Neither Assignor nor Assignee shall have the right, without Mortgagor's prior written consent, to instruct Mortgagor to pay Revenues to Assignor or in any manner or to any party other than directly to Assignee.



          Section 3.02.  MORTGAGOR'S ACKNOWLEDGMENT.  Mortgagor hereby joins in the execution of this Assignment to acknowledge (a) the

assignment by Assignor to Assignee of Assignor's right, title and interest in, to and under the Assigned Properties, (b) Mortgagor's agreement to make payment of all Revenues under the Assigned

Properties directly to Assignee at the address set forth in this

Assignment, and (c) the right of Assignee to exercise or enforce in its own name, in the name of Assignor, or both, all of the rights,

powers and remedies of Assignor in, to and under the Assigned

Properties.



          Section 3.03.  REVENUES.  As used herein, the term "REVENUES" shall mean (a) all amounts paid or payable by Mortgagor under the RIH

Promissory Note or the RIH Promissory Note Mortgage

Documents, and (b) the net proceeds realized upon or as a result of the enforcement of any mortgage lien or security interest granted under the Assigned Properties or this Assignment or upon or as a result of the exercise of any right or remedy under the Assigned

Properties or this Assignment.



          Section 3.04.  CONFIRMATION.  Assignor hereby agrees, and Mortgagor hereby acknowledges, that Mortgagor may rely exclusively on

Assignee's directive that Assignee is entitled to take action under this Assignment.



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                                 ARTICLE FOUR



                        DEFAULT PROVISIONS AND REMEDIES



          Section 4.01.  ENFORCEMENT OF REMEDIES.



          (a) Upon the occurrence of any default under the

Indenture or the Assigned Properties, or any of them (each, a

"DEFAULT"), not cured within the applicable grace period after the applicable notice provision, if any, has been satisfied (each called an "EVENT OF DEFAULT"), Assignee may, at its option, (i)

proceed directly to protect and enforce its rights and the rights of any Holders under this Assignment or pursuant to the Assigned

Properties, or any one of them, by such suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, either for the specific performance of any covenant or agreement contained herein, or in the Assigned Properties, or any of them, or in aid of execution of any power granted herein or pursuant to the Assigned Properties, or any one of them, or for the enforcement of any proper legal or equitable remedy, including, without limitation, foreclosure of the Mortgage and/or the sale of the collateral or part thereof secured thereby at such foreclosure sale, subject to statutory and other legal requirements, as Assignee shall deem most effective to protect and enforce such rights, and Assignor hereby appoints

Assignee as its lawful attorney-in-fact (such power being coupled with an interest) in the name of Assignor or Assignee or both to effectuate such foreclosure and/or sale of such collateral or part thereof; or (ii) instruct, direct and cause Assignor to effectuate the foregoing on behalf of and for the benefit of Assignee and the

Holders, it being further understood that Mortgagor joins in the execution of this Assignment in order to acknowledge its agreement to promptly and duly execute and deliver any and all documents and take any and all actions required by Assignee in order to permit

Assignee to foreclose and/or sell such collateral or part thereof,

and obtain the benefits of this Assignment, as aforesaid.



          (b) Upon the occurrence of any Event of Default, Assignee shall be entitled to sue for, enforce payment of and receive any and all amounts then and at any time remaining due from Assignor or

Mortgagor for principal and interest on the RIH Promissory

Note, or other sums due under the RIH Promissory Note Mortgage

Documents, as the case may be, or otherwise under any of the provisions of the Assigned Properties, or any of them, with interest interest on overdue payments of such principal, at the rate set forth in the RIH Promissory Note, from the date of Default

to the date of such payment, together with any and all fees, costs and expenses of collection (including reasonable attorneys' fees and court costs), subject to statutory and other legal

requirements.



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          (c) Regardless of the occurrence of an Event of Default, upon five days' written notice to Mortgagor (or such shorter period or without notice if deemed necessary and appropriate by Assignee),

Assignee may institute and maintain or cause in the name of

Assignor or Assignee or both to be instituted and maintained such suits and proceedings as it may be advised by its counsel shall be necessary and appropriate to prevent any impairment of the Assigned

Properties, or any of them, and to protect its interests in the

Assigned Properties, and in the rents, issues, rights, revenues and other income arising therefrom, including power to institute and maintain proceedings to restrain the enforcement or compliance with any governmental enactment, rule or order that may be

unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or would be materially prejudicial to the interests of Assignee.



          (d) Nothing contained in this Article Four is intended to grant

Assignee any greater remedies and rights than those allowed to

Assignor in the respective Assigned Properties.  In the event of any conflict between the remedies and rights contained in any of the Assigned Properties and the remedies and rights contained in this Article Four, then the remedies and rights set forth in the applicable Assigned Property shall govern.



                                  ARTICLE FIVE



                             DISCHARGE OF ASSIGNMENT



          Section 5.01.  DISCHARGE OF ASSIGNMENT.  If Assignor shall pay or cause to be paid, or there shall otherwise be paid, to Assignee and/or the Holders' all amounts required to be paid by Assignor pursuant to the Indenture and the Notes, and the conditions

precedent for the Indenture shall cease, determine and become null and void in accordance with Section 5.01 of the Indenture,

Assignee shall promptly cancel and discharge of record this

Assignment and any financing statements filed in connection

herewith and execute and deliver to Assignor and to Mortgagor all such instruments as may be appropriate to evidence such discharge and satisfaction of said lien or liens, and Assignee shall pay over or deliver to Assignor all other moneys and securities held by it pursuant to this Assignment, which are not required for the payment of (a) principal and redemption price, if applicable, of and interest on, the Notes, and (b) all other amounts required to be paid by Assignor pursuant to the Indenture and the Notes.



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                                  ARTICLE SIX



                            MISCELLANEOUS PROVISIONS



          Section 6.01.  BINDING SUCCESSORS AND ASSIGNS.  All of the

covenants, stipulations, obligations and agreements contained in this Assignment shall be binding upon and inure to the benefit of

Assignor, Assignee and Mortgagor (to the extent applicable to

Mortgagor) and their respective successors and assigns.



           Section 6.02.  NOTICES.



           (a) Any request, notice, demand, authorization, direction, request or other instrument authorized or required by this Assignment to be given to or filed with Assignor, Assignee or Mortgagor

(collectively, "NOTICES") shall be deemed given when either (i)

delivered by hand or (ii) five days after sending by registered or certified mail, postage prepaid, in either case addressed as follows:



          If to Assignor, at:



          Resorts International Hotel Financing, Inc.

          c/o Resorts International, Inc.

          1133 Boardwalk

          Atlantic City, New Jersey   08401

          Attention:  Christopher D. Whitney



          If to Assignee, at:



        State Street Bank and Trust Company of

        Connecticut, National Association

        750 Main Street

        Suite 1114

        Hartford, Connecticut 06103

        Attention: Corporate Trust Department







          If to Mortgagor, at:



          Resorts International Hotel, Inc.

          c/o Resorts International, Inc.

          1133 Boardwalk

          Atlantic City, New Jersey   08401

          Attention:  Christopher D. Whitney



          (b) By Notice to Mortgagor, Assignor and/or Assignee, given as provided above, any party may designate additional or substitute addresses for Notices, which shall, notwithstanding Section

6.02(a), be deemed given with received.



          Section 6.03.  PARTIAL INVALIDITY.  In case any one or more of the provisions of this Assignment shall for any reason be held to be illegal or invalid, such illegality or



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invalidity shall not affect any other provision of this Assignment, but this

Assignment shall be construed and enforced at the time as if such illegal or invalid provisions had not been contained herein or therein, nor shall such illegality or invalidity or any application thereof affect any legal and valid application herein or thereof from time to time.



          Section 6.04.  APPLICABLE LAW.  This Assignment shall be governed by and construed under the internal laws of the State of New

Jersey, without giving effect to the principles of conflicts of law.



          Section 6.05.  NO AMENDMENT.  For so long as the Notes shall remain outstanding, the Assigned Properties may not be modified, amended or terminated except in accordance with the provisions of the

Indenture or the Assigned Properties.





          Section 6.07.  CASINO CONTROL ACT.  Each of the provisions of this

Assignment is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.  This Agreement shall not be transferred, assigned or amended without prior approval of the New Jersey

Casino Control Commission.





          IN WITNESS WHEREOF, Assignor, Assignees and Mortgagor have executed this Assignment Agreement as of the date first above written.



                                             RESORTS INTERNATIONAL HOTEL

                                             FINANCING, INC.



Attest:



_________________________________________    By:_____________________________

                                                President







                                             RESORTS INTERNATIONAL HOTEL, INC.



Attest:



_________________________________________    By:______________________________

                                                President









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                                             STATE STREET BANK AND TRUST

                                             COMPANY OF CONNECTICUT, NATIONAL

                                             ASSOCIATION



Attest:





_______________________________________      By:______________________________

                                               Title



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STATE OF NEW YORK   )

                    ) ss.:

COUNTY OF NEW YORK  )



          BE IT REMEMBERED that on ______________, 1994, before me, the subscriber, __________________, personally appeared

_______________, who, being by me duly sworn on his oath,

deposes and makes proof to my satisfaction, that he is the Asst.

Secretary of Resorts International Hotel Financing, Inc., the

corporation named in the within instrument; that

__________________ is the Vice President of said Corporation;

that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of

directors of the said corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said Vice

President as and for the voluntary act and deed of said

corporation.  In presence of deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.







                                            ____________________________

                                            [Name]

                                            [Assistant] Secretary



Sworn to and subscribed

before me, the date aforesaid





____________________________

        Notary Public



My commission expires: ____________________________



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STATE OF NEW YORK   )

                    ) ss.:

COUNTY OF NEW YORK  )



          BE IT REMEMBERED that on _________________, 1994, before me, the subscriber, __________________, personally appeared

___________________, who being by me duly sworn on his oath,

deposes and makes proof to my satisfaction, that he is the Asst.

Secretary of STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,

NATIONAL ASSOCIATION, the corporation named in the within

instrument; that ____________ is the Vice President of said

corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of directors of the said corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said

Vice President as and for the voluntary act and deed of said corporation.  In presence of deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.





                                          ____________________________

                                          [Name]

                                          [Assistant] Secretary



Sworn to and subscribed

before me, the date aforesaid





____________________________

       Notary Public



My commission expires: ____________________________



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STATE OF NEW YORK  )

                   ) ss.:

COUNTY OF NEW YORK )



          BE IT REMEMBERED that on _________________, 1994, before me, the subscriber, __________________, personally appeared

___________________, who being by me duly sworn on his oath,

deposes and makes proof to my satisfaction, that he is the Asst.

Secretary of Resorts International Hotel, Inc., the corporation named in the within instrument; that ______________ is the Vice

President of said corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of directors of the said corporation; that deponent well knows the corporate seal of said corporation; and

that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and

delivered by said Vice President as and for the voluntary act and deed of said corporation.  In presence of deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.







                                          ____________________________

                                          [Name]

                                          [Assistant] Secretary



Sworn to and subscribed

before me, the date aforesaid





____________________________

       Notary Public



My commission expires: ____________________________



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